SUB ITEM 77Q1(D)

An Amendment, dated July 15, 2011, to the Amended and Restated Declaration of Trust of MFS Municipal Series Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 52 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 28, 2011 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.